UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

NEOGEN CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-17988	38-2367843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

517-372-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2022, Neogen Corporation (the “Company”) announced that its Chief Financial Officer (“CFO”) Steve Quinlan will retire from his position as the Company’s CFO, effective as of May 31, 2023.

On September 27, 2022, the Company also announced that David Naemura will be appointed as CFO of the Company, effective as of January 2, 2023, with Mr. Quinlan continuing with the Company through May 31, 2023, in order to assist in transitioning his duties and responsibilities to Mr. Naemura.

Mr. Naemura, age 54, previously served as the Senior Vice President and Chief Financial Officer of Vontier Corporation from February 2020 until present. Mr. Naemura served as Chief Financial Officer of Gates Industrial Corporation from March 2015 to January 2020. Prior to his time at Gates Industrial Corporation, Mr. Naemura served as Vice President of Finance and Group Chief Financial Officer at Danaher Corporation from April 2012 to March 2015, and previously served as Danaher Corporation’s Test & Measurement Communications Platform Chief Financial Officer from January 2009 to April 2012. Prior to serving at Danaher Corporation, Mr. Naemura was employed by Tektronix Corporation from August 2000 to January 2009, including during its acquisition by Danaher Corporation in 2007.

There are no family relationships between Mr. Naemura and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between the Company and Mr. Naemura that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Naemura will be entitled to a base cash salary of $500,000. In connection with his appointment, for fiscal 2023, Mr. Naemura will receive a guaranteed cash bonus of $200,000 and one-time grant of options (60%) and restricted stock units (40%) having an aggregate value of $1,500,000.  Starting fiscal 2024, Mr. Naumura will receive variable compensation target annual cash incentive bonus equal to 100% of the base cash salary, and variable compensation target equity awards of options valued at $900,000 and restricted stock units valued at $600,000.  Mr. Naemura also will be eligible to participate in all Company benefit plans.  In the event of Mr. Naemura’s termination by the Company without cause, by Mr. Naemura for good reason, or in connection with a termination following change of control, Mr. Naemura will be entitled to, among other things cash compensation amount equal to his annual base salary plus cash incentive bonus payment equal to his annual base salary.

A copy of the press release issued by the Company on September 27, 2022, announcing the CFO transition is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2022	Neogen Corporation

	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin
Title: Chief Legal & Compliance Counsel and Corporate Secretary